FOR IMMEDIATE RELEASE:

OTCBB - GBCS

Global Casinos Announces 120% Increase in Fourth Quarter Operating Income on 96% Improvement in Revenue

Existing casino revenue up 19% versus year-ago quarter

BOULDER, Colo. – Oct. 13, 2008 – Global Casinos, Inc. (OTCBB: GBCS) today announced financial results for its fourth quarter and fiscal year ended June 30, 2008.

Fourth quarter revenue increased 96% to $1,688,000 from $860,000 in the same period a year ago.  The increase is attributable to the Company’s March 2008 acquisition of the Doc Holliday Casino in Central City, as well as improved quarter-over-quarter results at its flagship Bull Durham Casino in Blackhawk.  Fourth quarter income from operations increased 120% to $95,000 from $43,000 in the year-ago fourth quarter.  Net income increased to $49,000 from $12,000 in the fourth quarter last year, while net income attributable to common stockholders was $35,000, or $0.01 per diluted share, versus $12,000, or $0.00 per diluted share, in the fourth quarter a year ago.

Clifford L. Neuman, president, said, “Our aggressive efforts to strengthen Global’s core casino operations resulted in a 19% quarter-over-quarter increase in organic revenue during the fourth period.  We attribute this increase to the strength of our casino management software platform, as well as our employees’ attention to customer service and the enhancements we have made to our targeted advertising and marketing programs.  Collectively, these efforts helped fuel a marked improvement in our customer retention levels.”

“The momentum Bull Durham carried at the end of the fourth quarter has continued into the new year,” Neuman added.  “In spite of challenging economic conditions, we currently expect to achieve a first quarter revenue increase at Bull Durham of between 10% and 12% versus the same quarter last year.”

Neuman said management is now focused on improving the financial and operational performance of Global’s recently acquired Doc Holliday property.  “Like many local and national casinos, Doc Holliday has experienced declining revenue trends in recent quarters, and this will likely continue into the first fiscal period of 2009.  We are working to combat this situation with tighter cost controls and targeted marketing programs.  Doug James, our president and general manager of casino operations, spearheaded the successful growth initiatives at Bull Durham, and will now oversee the implementation of similar marketing and customer loyalty programs at Doc Holliday. Given our operational team’s track record, we are optimistic that Fiscal 2009 will be a year of continued improvement at both of our casino properties.”

Neuman said potential passage of a Colorado ballot initiative could further enhance Global’s prospects for long-term financial growth.  “Proposed changes to Colorado’s gaming laws could significantly improve the economic prospects Colorado’s casino industry.  If passed, Amendment 50 would allow local gaming communities to increase wager limits to $100 from the current $5 limit.  In addition, casinos could add roulette and craps to their gaming portfolios, and expand their hours of operation.  We believe that the increase in wager limits will attract additional local and out-of-state customers, who normally would go to jurisdictions with higher wager limits.  At present, this amendment is leading in the polls and has received widespread support from local media, business organizations and educational institutions.  Given the financial benefits this amendment would bring to Colorado’s community colleges and three gaming towns, we are optimistic it will pass in November.”

Full-year 2008 Highlights

For the full fiscal year ended June 30, revenue increased 23% to $4,402,000 from $3,578,000 in fiscal 2007.  Income from operations was $238,000 versus $245,000 a year ago.  The decline is largely attributable to added expenses associated with the Doc Holliday Casino acquisition.  Full-year net income increased to $124,000 from $119,000 in fiscal 2007, while income attributable to common stockholders was $106,000, or $0.02 per diluted share, versus $119,000, or $0.02 per diluted share last year.

About Global Casinos, Inc.

Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement

Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended June 30, 2008.

CONTACTS:

Clifford L. Neuman

President and CEO

Global Casinos, Inc.

303-449-2100

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

303-393-7044

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended June 30, 2008 and 2007

	2008	2007

Revenues:
Casino	$ 1,731,506	$ 894,476
Promotional allowances	(43,400)	(34,525)
Net Revenues	1,688,106	859,951

Expenses:
Casino operations	1,503,255	770,134
Operating, general, and administrative	90,175	46,858
	1,593,430	816,992

Income from operations	94,676	42,959

Other income (expense):
Interest	(44,398)	(20,866)
Equity in earnings of Global Gaming Technologies	(1,562)	(10,209)

Income before provision for income taxes	48,716	11,884
Provision for income taxes	-	-

Net income	48,716	11,884

Series D Preferred dividends	(14,156)	-
Net income attributible to common shareholders	$ 34,560	$ 11,884

Earnings per common share, basic and diluted:	$ 0.01	$ 0.00

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended June 30, 2008 and 2007

	2008	2007

Revenues:
Casino	$ 4,561,095	$ 3,738,142
Promotional allowances	(158,641)	(160,020)
Net Revenues	4,402,454	3,578,122

Expenses:
Casino operations	3,949,039	3,071,360
Operating, general, and administrative	215,112	261,297
Total operating expenses	4,164,151	3,332,657

Income from operations	238,303	245,465

Other income (expense):
Interest	(105,979)	(93,800)
Equity in earnings of Global Gaming Technologies	(8,688)	(30,465)
Loss on asset disposals	-	(2,123)

Income before provision for income taxes	123,636	119,077
Provision for income taxes	-	-

Net income	123,636	119,077

Series D Preferred dividends	(17,856)	-
Net income attributable to common shareholders	$ 105,780	$ 119,077

Earnings per common share:
Basic	$ 0.02	$ 0.02
Diluted	$ 0.02	$ 0.02

Weighted average shares outstanding:
Basic	5,836,006	5,158,249
Diluted	5,923,088	5,273,247

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2008	June 30, 2007

	ASSETS

Current Assets
Cash and cash equivalents	$ 1,163,416	$ 1,563,968
Accrued gaming income	219,821	39,273
Inventory	16,469	7,410
Prepaid expenses and other current assets	92,972	13,606
Total current assets	1,492,678	1,624,257

Acquisition escrow deposit	-	100,000

Investment in Global Gaming Technologies	60,847	69,535

Land, building and improvements, and equipment:
Land	517,950	517,950
Building and improvements	4,121,308	4,110,685
Equipment	3,057,670	2,347,232
Total land, building and improvements, and equipment	7,696,928	6,975,867
Accumulated depreciation	(3,900,633)	(3,383,760)
Land, building and improvements, and equipment, net	3,796,295	3,592,107

Goodwill	1,898,496	-

Total assets	$ 7,248,316	$ 5,385,899

	CONTINUED ON FOLLOWING PAGE

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

CONTINUED FROM PREVIOUS PAGE

	LIABILITIES AND STOCKHOLDERS' EQUITY
	June 30, 2008	June 30, 2007
Current liabilities:
Accounts payable, trade	$ 75,196	$ 47,226
Accounts payable, related parties	68,332	24,850
Accrued expenses	359,461	243,100
Accrued interest	6,390	3,852
Joint venture obligation	30,000	40,000
Current portion of long-term debt	589,581	52,664
Other	254,105	120,000
Total current liabilities	1,383,065	531,692

Long-term debt, less current portion	1,659,411	1,899,647
Commitments and contingencies (notes 1 through 10)
Stockholders' equity:
Preferred stock: 10,000,000 shares authorized
Series A - no dividends, $2.00 stated value, non-voting,
2,000,000 shares authorized, 200,500 shares issued and outstanding	401,000	401,000
Series B - 8% cumulative, convertible, $10.00 stated value, non-voting,
400,000 shares authorized, no shares issued and outstanding	-	-
Series C - 7% cumulative, convertible, $1.20 stated value, voting
600,000 shares authorized, no shares issued and outstanding	-	-
Series D - 8% cumulative, convertible, $1.00 stated value, non-voting
1,000,000 shares authorized, 700,000 shares issued and outstanding	700,000	-
Common stock - $0.05 par value; 50,000,000 shares authorized;
5,865,215 and 5,202,909 shares issued and outstanding at June 30, 2008 and 2007, respectively	293,261	260,146
Additional paid-in capital	14,027,093	13,632,564
Accumulated (deficit)	(11,215,514)	(11,339,150)
Total equity	4,205,840	2,954,560
Total liabilities and stockholders' equity	$ 7,248,316	$ 5,385,899